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                                                                   Exhibit 10.32

                                   TIME NOTE

$3,000,000.00                                              August 27, 1998
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     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to Silicon
Valley Bank, or order ("Bank"), at 3003 Tasman Drive, Santa Clara, California 95054, or at such other place or to such other payee as Bank may from time to time designate, the principal sum of THREE MILLION DOLLARS ($3,000,000.00), or so much of that sum as may be advanced under this Note by Bank, plus interest as computed below.

     Interest on the principal balance outstanding from time to time on this Note shall be computed at the per annum rate of one percent (1.0) in excess of the rate of interest announced from time to time by Bank as its prime interest rate ("SVB Prime"), with any change in that prime rate to result in a change in the rate of interest payable on this Note, effective on the date of each such change. Interest will be computed on a Three Hundred Sixty (360) day basis and the actual number of days elapsed.

     Accrued interest only shall be due and payable monthly in arrears on the 5th day of each calendar month until the Termination Date, (as defined in a certain Forbearance Agreement [the "Forbearance Agreement"] entered into of even date between the Borrower, the Bank and various other parties, the "Due Date"), when the entire amount of unpaid principal and accrued but unpaid interest shall be immediately due and payable in full without demand or notice. Until the earlier of (i) the Termination Date, or (ii) the occurrence of an Event of Default (as defined in the Forbearance Agreement) the Borrower may borrow and repay; provided, however, that once any amount is repaid, such amount may NOT thereafter be reborrowed.

     Borrower recognizes that default by Borrower in making the payments required under this Note, and other documents evidencing or securing this Note (collectively, the "Loan Documents"), including, but not limited to, payments of interest and principal, will result in Bank incurring additional expense in servicing this Note, in loss to Bank of the use of the money due, and in frustration to Bank in meeting its loan commitments. Borrower agrees that if, for any reason, Borrower fails to pay when due any interest or principal due under this Note or any amounts due under the other Loan Documents, Bank shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impracticable to ascertain the extent of such damages. Borrower therefore agrees that a reasonable estimate of such damages to Bank, which sum Borrower agrees to pay on demand, is the sum of the following amounts: (i) an amount equal to five percent (5.0%) of each payment not paid when due( the "Late
                                            -------
Charge"); and (ii) an amount equal to the Additional Interest described below. For purposes of this paragraph the "Additional Interest" shall be computed as follows: Such delinquent payment shall bear interest commencing on the date any such delinquent payment was due and continuing for so long as the default continues, regardless of whether or not there has been an acceleration of the Note, at the rate of five percent (5.0%) in excess of SVB Prime per annum, until paid ("Default Rate"), such interest to be compounded annually.

     Upon the occurrence of an Event of Default hereunder, at the option of Bank, interest on the principal balance of this Note shall accrue at the Default Rate, until all amounts hereunder are paid in full.

     Borrower agrees that Bank may, without notice to Borrower and without affecting the liability of Borrower, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

     If Borrower consists of more than one person or entity, their obligations under this Note shall be joint and several.

     All amounts payable under this Note are payable in lawful money of the United States, without notice, demand, offset or deduction. Checks will constitute payment only when collected. Any amount paid on this Note shall be applied first, to payment of accrued but unpaid interest on this Note, then toward the outstanding balance of this Note, or applied to such other obligations of Borrower then due and owing to Bank under any of the Loan Documents, as determined by Bank in its sole discretion.

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     This Note may be prepaid in whole or in part at any time by Borrower without penalty.

     Borrower will be in default (an "Event of Default") upon the occurrence of an Event of Default under the Forbearance Agreement.

     Bank may delay or forego enforcing any of its rights or remedies under this Note without waiving such rights or remedies. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any modification of the terms of the Loan Documents, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. To the extent permitted by applicable law, all such parties agree that Bank may renew, extend (repeatedly and for any length of time) or modify this Note, or release any party or guarantor; or impair, fail to realize upon or perfect Bank's security interest in the collateral; and take any other action deemed necessary by Bank without the consent of or notice to anyone.

     PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. THIS NOTE IS EXECUTED UNDER SEAL. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

     AT ANY TIME FOLLOWING AN EVENT OF DEFAULT, BANK MAY, AT ITS OPTION AND WITHOUT NOTICE OR DEMAND, DECLARE IMMEDIATELY DUE AND PAYABLE THE ENTIRE UNPAID PRINCIPAL SUM OF THIS NOTE, TOGETHER WITH ALL ACCRUED INTEREST.

     Borrower and any endorsers or guarantors of this Note for themselves, their heirs, legal representatives, successors and assigns, respectively, severally waive presentment, demand, protest, and notice of dishonor and waive any right to be released by reason of any extension of time or change in terms of payment or any change, alteration, or release of any security given for the payment hereof.

     Borrower agrees to pay all costs of collection when incurred, by Bank, including but not limited to attorneys' fees and all related costs. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, reasonable attorneys' fees and costs in such suit or action to Bank as the prevailing party.

     The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

     BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     No single or partial exercise of any power hereunder or under any other of the Loan Documents shall preclude other or further exercises thereof or the exercise of any other power. Bank shall at all times have the right to proceed against any portion of the security for this Note in such order and in such manner as Bank may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of Bank in exercising any right hereunder or under any of the Loan Documents shall not operate as a waiver of such right, or of any other right under this Note or the other Loan Documents.

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     This Note shall inure to the benefit of Bank and its successors and assigns. The obligations of Borrower hereunder or under any of the other Loan Documents shall not be assignable.

     EXECUTED as a sealed instrument under the laws of the Commonwealth of Massachusetts.

                                    BORROWER:

                                    CAYENNE SOFTWARE, INC.


                                    By: /s/ F.H. Phillips
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                                    Name: F.H. Phillips
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                                    Title: Vice President
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